Exhibit 99.1


[TRADEMARK]                                                        Bel Fuse Inc.
                                                            206 Van Vorst Street
                                                          Jersey City,  NJ 07302
                              FOR IMMEDIATE RELEASE              www.belfuse.com
                                                                tel 201.432.0463
                                                                fax 201.432.9542


Investor Contact:                                               Company Contact:
 Neil Berkman Associates                                        Daniel Bernstein
 (310) 277-5162                                                        President
 info@berkmanassociates.com                                       (201) 432-0463


                              BEL Acquires 5.2% of
                       Artesyn Technologies' Common Stock

          JERSEY CITY, New Jersey, September 9, 2004 -- Bel Fuse Inc. (NASDAQ:BELFA & NASDAQ:BELFB) announced today that it has filed a Schedule 13D with the Securities and Exchange Commission disclosing its acquisition of 2,037,500 shares, or approximately 5.2% of the outstanding common stock of Artesyn Technologies, Inc. (NASDAQ:ATSN). The shares were acquired in open market transactions through September 1, 2004 at an aggregate purchase price of approximately $16, 350,000.

     About Bel
          Bel (www.belfuse.com) and its subsidiaries are primarily engaged in the design, manufacture and sale of products used in networking, telecommunications, high speed data transmission, automotive and consumer electronics. Products include magnetics (discrete components, power transformers and MagJack(R) connectors with integrated magnetics), modules (DC/DC converters, integrated analog front end modules, custom designs), circuit protection (miniature, micro and surface mount fuses) and interconnect devices (passive jacks, plugs and cable assemblies). The Company operates facilities around the world.

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